Exhibit 10.2

NEITHER THIS DEBT INSTRUMENT NOR THE NOTES ISSUED IN CONNECTION HEREWITH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER (AS DEFINED BELOW) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

THE FOLLOWING INFORMATION IS PROVIDED PURSUANT TO TREAS. REG. SECTION 1.1275-3: THIS DEBT INSTRUMENT IS ISSUED WITH ORIGINAL ISSUE DISCOUNT. HOLDERS CAN OBTAIN INFORMATION REGARDING ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD TO MATURITY OF THIS DEBT INSTRUMENT BY CONTACTING THE TREASURER OF ISSUER AT 4400 BISCAYNE BOULEVARD, MIAMI, FL 33137.

NOTE

Initial Principal Amount:
$[___]	July 17, 2024

FOR VALUE RECEIVED, OPKO HEALTH, INC., a Delaware corporation (the “Issuer”), hereby unconditionally promises to pay to [___] (or its successors and assigns, the “Purchaser”) the principal amount of [___] ($[___]) (or such lesser or greater principal amount owed from time to time) (the “Principal Amount”), plus all interest, expenses, fees and other Obligations due and payable to the Purchaser under that certain Note Purchase Agreement, dated as of July 17, 2024 (as the same may be amended, restated, amended and restated, supplemented, modified, replaced, extended or refinanced from time to time, the (“Note Purchase Agreement”), entered into by, among others, the Issuer, each Guarantor from time to time party thereto, the Purchasers from time to time party thereto and HCR INJECTION SPV, LLC, a Delaware limited liability company, as administrative agent, collateral agent and security trustee for the Purchasers (in such capacities together with its successors and assigns in such capacities, the “Administrative Agent”). The Issuer further promises to pay any fee that is due on this Note (this “Note”) or the other Obligations in accordance with the Note Purchase Agreement. This Note is one of the “Notes” referred to in the Note Purchase Agreement and the other Note Documents. Any capitalized term used herein and not defined herein shall have the meaning assigned to it in the Note Purchase Agreement. Reference is made to the Note Purchase Agreement for a statement of the terms and conditions under which this Note has been issued, sold and delivered, is secured, and may be prepaid, repaid, redeemed or accelerated.

Until maturity (whether by acceleration or otherwise), interest shall accrue and be payable on the outstanding principal balance hereof at the per annum rates of interest (including the Default Rate, when applicable) set forth in the Note Purchase Agreement. In accordance with the provisions of the Note Purchase Agreement, immediately upon the occurrence and during the continuation of a Default or an Event of Default, the outstanding principal balance of the outstanding Obligations shall bear interest at the Default Rate. The Default Rate shall apply both before and after any judgment or arbitration decision, until the Purchaser receives full payment in cash for its costs and expenses pursuant to Section 11.03 of the Note Purchase Agreement and all other Obligations under the Note Documents. Unless specified otherwise in the Note Purchase Agreement, all amounts payable by the Issuer hereunder shall be paid in accordance with the terms and conditions of the Note Purchase Agreement in cash in immediately available funds.

The Issuer hereby waives the requirements of demand, presentment, protest, notice of protest and dishonor, notice of intent to accelerate, notice of acceleration, and all other demands or notices of any kind in connection with the delivery, acceptance, performance, default, dishonor or enforcement of this Note. No failure on the part of the Purchaser to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof or a consent thereto; nor shall a single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

This Note and all provisions hereof shall be binding upon the Issuer and all persons claiming under or through the Issuer, and shall inure to the benefit of the Purchaser, together with its registered successors and assigns, including each owner and holder from time to time of this Note. The Purchaser (and any subsequent holder of this Note), by accepting this Note, agrees to be bound by all of the terms of the Note Purchase Agreement and other Note Documents that are applicable to a “Purchaser” thereunder. By accepting this Note, each Purchaser is deemed to have made each of the representations and warranties applicable to a “Purchaser” under the Note Documents including pursuant to Section 7.03 of the Note Purchase Agreement.

The Issuer promises and agrees to pay, in addition to the principal, interest, fees (including any original issue discount and Exit Fees), expenses and other sums and other Obligations due and payable hereon and on any of the other Note Documents and all costs of collecting or attempting to collect this Note, including all Attorneys’ Fees and disbursements, to the extent required by the Note Purchase Agreement.

This Note may be executed in any number of counterparts and by different parties hereto or thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

To the extent of any inconsistency between any of the terms and conditions of this Note and the terms and conditions of the Note Purchase Agreement, the terms and conditions of the Note Purchase Agreement shall control.

This Note is secured by the Collateral described in the Note Purchase Agreement and the other Note Documents, to which reference is hereby made for a more complete statement of the terms and conditions under which this Note has been issued, sold and delivered and is to be prepaid or accelerated, and the Purchaser is hereby entitled to all the benefits and rights of a “Purchaser” under the Note Purchase Agreement and such other Note Documents (including, without limitation, any guarantees and security delivered in connection therewith).

The provisions of Sections 12.01 (Assignments), 12.02 (Successors and Assigns), 12.11 (Jurisdiction; Service of Process; Process Agent Appointment and Venue), 12.12 (Waiver of Jury Trial) and 12.13 (Waiver of Immunity) of the Note Purchase Agreement are hereby incorporated by reference herein, mutatis mutandis, as to apply to this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES OF CONFLICT OF LAW, EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Issuer has caused this Note to be executed by its duly authorized officer as of the day and year first above written.

OPKO HEALTH, INC.,
a Delaware corporation

By:	/s/ Steve Rubin
Name: Steve Rubin
Title: Executive Vice President

[Signature Page to Note ([___])]